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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  April 30, 1998


                      AMERICAN INDUSTRIAL PROPERTIES REIT
             (Exact Name of Registrant as Specified in its Charter)


             Texas                     1-9016                  75-6335572
  (State or Other Jurisdiction     (Commission File         (I.R.S. Employer
of Incorporation or Organization)      Number)             Identification No.)


         6210 North Beltline Road, Suite 170, Irving, Texas 75063-2656
         (Address of Principal Executive Offices)           (ZIP Code)


       Registrant's telephone number, including area code:  (972)756-6000



                                 Not applicable
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On May 6, 1998, American Industrial Properties REIT (the "Trust") purchased a portfolio from Spieker Northwest, Inc. consisting of six light industrial and low-rise office properties totaling approximately 537,000 square feet and two developed land parcels capable of accommodating 200,000 square feet of expansion space located in four markets throughout the Southwest for total consideration of $43,500,000. The purchase price was funded through (i) $27,152,769 in borrowings under the Trust's $75 million secured acquisition line with Prudential Securities Credit Corporation and (ii) the remainder from cash proceeds from the Private Placements.

    Tenant sizes range from 933 square feet to 115,030 square feet, with major tenants including Avent, Inc., Sunstrand Corporation, Radian Corporation, Arinc Research Corporation, and Metwest-Quest Diagnostic.

    The Spieker Northwest, Inc. Portfolio includes the following properties:

    (1)    SUMMIT PARK.  Summit Park is comprised of two buildings located on
9.5 acres in Austin, Texas and contains 96,950 square feet of light industrial space. Summit Park is 100% leased to two tenants. Summit Park was constructed in 1985. There is a 3.1 acre developed site available for future expansion.

    (2) BLACK CANYON TECH CENTER. Black Canyon Tech Center is comprised of two buildings located on 7.9 acres in Phoenix, Arizona and contains 100,000 square feet of light industrial space. Black Canyon Tech Center is 100% leased to two tenants. Black Canyon Tech Center was constructed in 1983.

    (3) TUCSON TECH CENTER. Tucson Tech Center is located Tucson, Arizona and contains 115,030 square feet of light industrial space located on 8.5 acres. Tucson Tech Center is 100% leased to one tenant. Tucson Tech Center was constructed in 1986.

    (4) AEROTECH R&D. Aerotech R&D consists of two light industrial buildings located on 6.2 acres in Colorado Springs, Colorado. Aerotech R& D contains 75,892 square feet and is 88% leased to four tenants. Aerotech R&D was constructed in 1984.

    (5) ACADEMY POINT ATRIUM II. Academy Point Atrium II is a two-story, 89,624 square foot office building on 6.0 acres in Colorado Springs, Colorado. Academy Point Atrium II is 97% leased to sixteen tenants. Academy Point Atrium II was constructed in 1984.

    (6) BROADBENT BUSINESS PARK. Broadbent Business Park located in Albuquerque, New Mexico consists of two single-story office buildings located on 4.9 acres. Broadbent Business Park was constructed in 1989. Broadbent Business Park contains 59,296 square feet and is 59% leased to two tenants. Broadbent Business Park has an additional 14.7 acres for future development.

    After the acquisition of the Spieker Northwest, Inc. portfolio and the property acquisition described in Item 5 below, the Trust now owns, directly or through Operating Partnerships, 46 real estate properties in eleven states.
The Trust's industrial properties are concentrated in the Texas market with 23 of the 34 industrial properties located in the Dallas, Austin and Houston areas. The office buildings are primarily located in the west with three of the ten located in California. The two retail properties are located in Colorado and Florida.

ITEM 5.  OTHER EVENTS.

    On April 30, 1998, the Trust purchased Whitney Jordan Plaza from North Austin Office, Ltd., a 260,000 square foot office building in Austin, Texas, for total consideration of $22,250,000. The purchase price was funded through
(i) $15,497,512 in borrowings under the Trust's $75 million secured acquisition line with Prudential Securities Credit Corporation and (ii) the remainder from cash proceeds from the Private Placements.


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    The property, built in 1973 and 1982, fronts Interstate 35, and is 100%
leased to MCI, Samsung and two State of Texas agencies.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)        Financial Statements of Businesses Acquired.

           Financial statements for the Spieker Northwest, Inc. Portfolio and Whitney Jordan Plaza will be filed within sixty (60) days from the date this report is filed.

(b)        Pro forma Financial Information.

           Pro forma financial information will be filed within sixty (60) days from the date this report is filed.

(c)        EXHIBITS:

         * 10.1 Industrial Property Portfolio Agreement of Purchase and Sale by and between Spieker Northwest, Inc. and American Industrial Properties REIT.

         * 10.2 Purchase and Sale Agreement by and between North Austin Office, Ltd. and American Industrial Properties REIT.


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* To be filed by amendment.
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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AMERICAN INDUSTRIAL PROPERTIES REIT




                                         By: /s/ Marc A. Simpson
                                            ----------------------------------
                                             Marc A. Simpson
                                             Chief Financial Officer

Dated:  May 14, 1998
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                                  EXHIBIT LIST



* 10.1 Industrial Property Portfolio Agreement of Purchase and Sale by and between Spieker Northwest, Inc. and American Industrial Properties Reit.

* 10.2 Purchase and Sale Agreement by and between North Austin Office, Ltd. and American Industrial Properties Reit.

_____________
* To be filed by amendment.